Exhibit 4


        THIS WARRANT CERTIFICATE, AND THE SHARES TO BE ISSUED UPON ITS
          EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
            OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED
                FOR SALE, SOLD OR TRANSFERRED UNLESS REGISTERED
                  UNDER THE ACT, OR UNLESS AN EXEMPTION FROM
                        SUCH REGISTRATION IS AVAILABLE.


                               WARRANT CERTIFICATE


                               Dated: May 1, 1998


                Warrant to Purchase 7.5 shares of Common Stock,
                           par value $.01 per share,
                                       of
                          CEDRIC KUSHNER BOXING, INC.


              VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME
                                       ON
                                NOVEMBER 17, 2002


            CEDRIC KUSHNER ("Kushner") hereby certifies that WILSHIRE ADVISERS LLC, its successors and assigns (the "Holder"), is entitled to purchase from Kushner at any time on or before 5:00 p.m. New York, New York local time on November 17, 2002, 7.5 shares of common stock, par value $.01 per share, of CEDRIC KUSHNER BOXING, INC., a Delaware corporation (the "Company"), Company (the "Common Stock"), at the price of $140,000.00 (the "Exercise Price").

      1. Exercise of Warrants. In order to exercise the rights to purchase Common Stock evidenced by this Warrant Certificate, the Holder must, subject to
Section 7 below, present and surrender this Warrant Certificate with the attached Purchase Form duly executed at the principal office of the Company. This Warrant Certificate must be exercised with respect to all of the Common Stock subject hereto.

      2. Rights and Obligations of the Holder of the Warrant Certificate. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of the share certificate. The rights of the Holder of this Warrant are limited to those

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expressed herein and the Holder, by acceptance hereof, consents to and agrees to be bound by and comply with all the provisions of this Warrant and, upon receipt of any Common Stock following the exercise of this Warrant, the Stockholders Agreement, dated March 15, 1999, between the Company and its stockholders.

      3.    Common Stock.

            (a) Kushner covenants and agrees that this Warrant is duly and validly authorized and issued, and free from all stamp-taxes, liens, and charges with respect to the delivery or purchase thereof. In addition, Kushner agrees at all times that this Warrant may be exercised to keep available a number of shares of Common Stock sufficient to permit the exercise in full of this Warrant.

            (b) Kushner covenants and agrees that all shares of Common Stock delivered upon exercise of this Warrant, will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the purchase thereof.

      4. Disposition of the Warrant and Common Stock. The Holder hereby agrees and represents that (a) this Warrant and the Common Stock issuable upon exercise are being acquired for the Holder's account, and not with a view to or in connection with any offering or distribution; and (b) no public distribution of this Warrant of the Common Stock will be made in violation of the provisions of the Securities Act of 1933, as amended (the "Act"), or in violation of the provisions of applicable state laws.

      5. Exercise of This Warrant. Subject to Section 1 of this Warrant, at any time on or prior to 5:00 p.m. New York, New York local time on November 17, 2002, the Holder shall have the right to acquire up to 7.5 shares of Common Stock on the following terms and conditions:

            (a)   Exercise  Price:   Fractional  Shares.  The  Exercise  Price
shall be $140,000.00 in aggregate.

            (b)   Exercise Procedure.

                  (1) Payment for Shares. (x) On a date determined by Kushner, but which shall in no event be later than five (5) days after Kushner's receipt of the surrendered Warrant and Purchase Form, the Holder shall deliver to Kushner, a certified or bank cashier's check payable to Kushner in the amount of the Exercise Price (the "Aggregate Stock Purchase Price").

                      (y) In lieu of paying the Aggregate Stock Purchase Price upon exercise of this Warrant, for so long as the Common Stock is publicly traded, the Holder may elect a "cashless exercise" in which event the Holder will receive upon exercise of this Warrant a reduced number of shares of Common Stock equal to (i) the number of shares of Common Stock that would be issuable pursuant to this Warrant upon payment of the Aggregate Stock Purchase Price minus (ii) the number of shares of Common Stock that have an aggregate fair market value equal to the Aggregate Stock Purchase Price. For purposes of the preceding sentence, the fair market value of a share of Common Stock shall mean the average of the last reported sale prices of the Common Stock on the ten trading days preceding the date of exercise.

                  (2) Effective Date of Exercise. The exercise will be deemed to have been effected as of the close of business on the later of (i) the date that the Purchase Form is received by Kushner, or (ii) the date on which this original Warrant is returned to Kushner for cancellation. At such time as such exercise has been effected, the Holder will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (c) Delivery of Certificates. As soon as practicable after an exercise has been effected, Kushner will deliver to the Holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of such exercise in the name of Holder.

            (d) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all the assets of the Company to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, Kushner shall, if reasonably practicable, provide the Holder in advance a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

      6. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time on an equitable basis to reflect any change in the capital structure of the Company.

      7. Survival. The various rights and obligations of the Holder hereof and of Kushner as set forth in Sections 4 and 5 hereof, as may be applicable, shall survive the exercise of this Warrant or the surrender of this Warrant, and upon the surrender of this Warrant and the exercise of all the rights represented hereby, each party shall, if requested, deliver to the other hereof its written acknowledgement of its continuing obligations under said Sections.

      8. Mutilated or Missing Warrants. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company will, upon request, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution of the Warrant

Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to Kushner of such loss, theft, or destruction of such Warrant Certificate and, in the case of a lost, stolen or destroyed Warrant Certificate, indemnity, if requested, also satisfactory to Kushner. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.

      9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of law.

      10. Binding Effect. This Warrant shall be binding upon and inure to the benefit of Kushner and the Holder. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation, except with respect to rights against the Holder which are appropriately enforceable by the Company and its other stockholders.

      IN WITNESS WHEREOF, Kushner has caused this Warrant to be duly executed as of the date first above written.

                                          /s/ Cedric Kushner
                                          ------------------------------
                                          Cedric Kushner

                                  PURCHASE FORM

                                          ------------, -----

CEDRIC KUSHNER
Cedric Kushner Boxing, Inc.
191 Montauk Highway
Watermill, New York 11976


      The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate for 7.5 shares of common stock of Cedric Kushner Boxing, Inc., $.01 par value per share, and hereby (choose one): |_| makes payment of $140,000.00 in payment of the purchase price thereof or |_| elects a "cashless" exercise.


                  Holder:     WILSHIRE ADVISERS, LLC

                              By:___________________________________

                                      Its:__________________________